SUBCRIPTION RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS:**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S OFFERING CIRCULAR DATED [_____] [__], 2022 (THE "OFFERING CIRCULAR") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE OFFERING CIRCULAR ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.

IMPORTANT NOTICE: THIS TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE IS PROVIDED THROUGH THE AFOREMENTIONED OFFERING CIRCULAR WHICH IS PART OF AN OFFERING STATEMENT FILED WITH THE SEC PURSUANT TO REGULATION A AND THEREBY SUBJECT TO ALL RULES AND REGULATIONS APPLICABLE TO AN OFFERING OF SECURITIES UNDER REGULATION A.

Teton Advisors, Inc.

Incorporated under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Class A Common Stock of Teton Advisors, Inc.

Subscription Price: $15.50 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK, NEW YORK TIME, ON SEPTEMBER 21, 2022, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:
REGISTERED OWNER ADDRESS:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights ("**Rights**") set forth above. Nine whole Rights entitles the holder thereof to subscribe for and purchase one share of Class A Common Stock, with a par value of $0.001 per share (the "**Class A Common Stock**"), of Teton Advisors, Inc., a Delaware corporation, at a subscription price of $15.50 per share (the "**Basic Subscription Right**"), pursuant to a rights offering (the "**Rights Offering**"), on the terms and subject to the conditions set forth in the Offering Circular and the "Instructions as to Use of Teton Advisors, Inc. Subscription Rights Certificate" accompanying this Subscription Rights Certificate. If any shares of Class A Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right, any Rights holder that held Class A Common Stock and/or Class B Common Stock, par value $0.001 per share (the "**Class B Common Stock**"), of the Company as of 5:00 p.m., New York, New York time, on June 3, 2022, the record date for the Rights Offering (any such Rights holder, a "**Record Date Shareholder**"), that exercises its Basic Subscription Right in full (other than those subscription rights to acquire less than one whole share of Class A Common Stock, which cannot be exercised) may purchase additional shares of Class A Common Stock that remain unsubscribed at the expiration of the Rights Offering, subject to availability and allocation among persons exercising their Over-Subscription Privilege (the "**Over-Subscription Privilege**") subject to the terms and conditions described in the Offering Circular. The Board of Directors has the right in its absolute discretion to eliminate the Over-Subscription Privilege if it considers it to be in the best interest of the Company to do so. The Board of Directors may make that determination at any time, without prior notice to Record Date Shareholders or others, up to and including the fifth day following the expiration date of the Rights Offering of September 21, 2022 (unless extended).

To exercise and purchase shares of Class A Common Stock pursuant to your Basic Subscription Right, please complete the Registered Owner Attestation on the reverse side hereof, as well as lines (a) and (c) of Form 1 and any other appropriate forms on the reverse side hereof. To apply to purchase shares pursuant to the Over-Subscription Privilege, if any, please also complete line (b) of Form 1 and any other appropriate forms on the reverse side hereof. If you are not fully exercising your Basic Subscription Right, please complete the Registered Owner Attestation on the reverse side hereof, as well as Form 3 and any other appropriate forms on the reverse side hereof, and we will attempt to sell any remaining unexercised Rights. There can be no assurance that unexercised Rights will be sold, or regarding the costs or proceeds that will result from any completed sales.

Please Note: Only Record Date Shareholders who have fully exercised their Basic Subscription Right may apply to purchase additional shares pursuant to the Over-Subscription Privilege. The Over-Subscription Privilege is not exercisable by Rights holders with respect to Rights acquired in the secondary market.

Payment for Shares: Full payment for shares purchased pursuant to both the Basic Subscription Right and the Over-Subscription Privilege must accompany this Subscription Certificate or Notice of Guaranteed Delivery. Please reference your Subscription Certificate Number on your check and/or Notice of Guaranteed Delivery.

Please Note: The Company is conducting the Rights Offering in all states other than Texas. Residents of the state of Texas will not be able to participate in the Rights Offering.

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, N.Y.) TRANSFER AGENT
AND REGISTRAR

By:
AUTHORIZED SIGNATURE

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.
Witness the seal of Teton Advisors, Inc. and the signatures of its duly authorized officers.

Dated:

Marc Gabelli, Chief Executive Officer **Patrick Huvane, Chief Financial Officer**

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

REGISTERED OWNER ATTESTATION (SELECT YES OR NO):

(1) The registered owner is a resident of Texas YES NO

(2) The aggregate price of the Class A Common Stock to be purchased by the registered owner is not more than 10% of the greater of the registered owner's annual income or net worth OR the registered owner meets the definition of an "Accredited Investor" as defined under Rule 501 of Regulation A, as further described in the "Plan of Distribution" section of the Offering Circular YES NO

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 5 below. To subscribe for shares pursuant to your Over-subscription Privilege, please also complete line (b) and sign under Form 5 below.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT (9 Rights = 1 Share):

I apply for ______________ shares x $ 15.50 = $______________
(no. of new shares) (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

I apply for ______________ shares x $ 15.50 = $______________
(no. of new shares) (subscription price) (amount enclosed)

* The Over-Subscription Privilege may only be exercised if you are a Record Date Shareholder and have exercised your Basic Subscription Right in full, as described in the Offering Circular. Over-subscriptions may not be accepted by the Company and are subject to pro rata reductions.

(c) Total Amount of Payment Enclosed = $______________

METHOD OF PAYMENT (CHECK ONE)

☐ Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to "American Stock Transfer & Trust Company, LLC as Subscription Agent for Teton Advisors, Inc." Funds paid by an uncertified check may take at least five business days to clear.

☐ Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #21000021, Account #530-354616.

FORM 2 - SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

To sell or transfer your Rights to another person, complete this Form 2 and have your signature guaranteed under Form 6. To sell your Rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 6, but leave the rest of this Form 2 blank.

For value received ______________ of the Rights represented by this Subscription Rights Certificate are assigned to:

____

____

Social Security # (Transferee): ______________________________

Signature(s): ____

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3 - ☐ CHECK HERE TO SELL YOUR UNEXERCISED SUBSCRIPTION RIGHTS THROUGH AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT.

If you want the Subscription Agent to attempt to sell your unexercised Rights, check the box above on this Form 3, sign under Form 5 and have your signature guaranteed under Form 6.

FORM 4 - DELIVERY TO DIFFERENT ADDRESS

If you wish for the Class A Common Stock underlying your Rights, or a certificate representing unexercised Rights or the proceeds of any sale of Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 5 and have your signature guaranteed under Form 6.

____

____

____

FORM 5 - SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Offering Circular for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Offering Circular.

TO SELL: If I have completed Form 3, I authorize the sale by the Subscription Agent, according to the procedures described in the Offering Circular, of any subscription rights represented by this Subscription Rights Certificate but not exercised hereby.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 6 - SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2, 3 or 4.

Signature Guaranteed: ______________________________
(Name of Bank or Firm)

By: ______________________________
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF TETON ADVISORS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D.F. KING & CO., INC., THE INFORMATION AGENT, AT (888) 564-8149. BANKS AND BROKERS MAY CALL THE INFORMATION AGENT AT (212) 269-5550.